Exhibit 4.7

Execution Version
AMENDMENT NO. 4 TO
TERM LOAN AGREEMENT

This AMENDMENT NO. 4 TO TERM LOAN AGREEMENT (this “Amendment”), dated as of July 30, 2020, is by and among XHR LP, a Delaware limited partnership (the “Borrower”), the other Loan Parties party hereto, KEYBANK NATIONAL ASSOCIATION (“KeyBank”), in its capacity as administrative agent (the “Administrative Agent”) for the Lenders, and the Lenders party hereto (collectively constituting the Required Lenders).
PRELIMINARY STATEMENTS:
(1) The Borrower, the Lenders, the Administrative Agent and the other financial institutions party thereto entered into that certain Term Loan Agreement dated as of September 13, 2017 (as amended by Amendment No. 1 to Term Loan Agreement dated as of January 11, 2018, Amendment No. 2 to Term Loan Agreement dated as of September 16, 2019 and Amendment No. 3 to Term Loan Agreement dated as of June 30, 2020, the “Credit Agreement”, and as further amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement;
(2) The Administrative Agent, the Borrower and certain Lenders party to the Credit Agreement wish to amend the Credit Agreement to address certain changes to the terms thereof as set forth below; and
(3) The Borrower, the Administrative Agent and the Lenders party hereto, collectively constituting the Required Lenders, have agreed pursuant to Section 9.02 of the Credit Agreement to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.
SECTION 1.Amendments to the Credit Agreement. The Credit Agreement is, upon the occurrence of the Amendment Effective Date (as defined in Section 5 below), hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is amended by restating the definition of “Material Indebtedness” in its entirety to read as follows:
““Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of the Company, the Borrower or any Subsidiary consisting of (x) Recourse Indebtedness that is outstanding in an aggregate principal amount of $75,000,000 or more and (y) Nonrecourse Indebtedness for which the aggregate Equity Value of the Real Estate Assets securing such Nonrecourse Indebtedness exceeds 15% of the Total Equity Value.”

(b)Section 1.01 of the Credit Agreement is further amended by amending the definition of “Permitted Encumbrances” so as to properly renumber clauses (g) through (w) appearing therein such that the definition begins with a clause (a) and ends with a clause (q).
(c)Section 1.01 of the Credit Agreement is further amended by inserting the following new definitions in the proper alphabetical order:
““Equity Value” means, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, with respect to any Real Estate Asset of the Borrower or any of its Subsidiaries (or the Borrower’s or its Subsidiary’s pro-rata share thereof, for any Real Estate Assets that are not wholly-owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower), the sum of (a) the undepreciated book value, after any impairments, of such Real Estate Asset minus (b) the then outstanding principal amount of Indebtedness secured by a Lien on such Real Estate Asset, if any.
“Exception Period” has the meaning assigned to such term in Section 2.11(c).
“Fourth Amendment Effective Date” means the effective date of Amendment No. 4 to Term Loan Agreement dated as of July 30, 2020, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Qualifying Senior Secured Notes” means senior secured notes offered and issued by the Borrower so long as such notes (x) constitute Permitted Capital Markets Indebtedness, (y) have a maturity date that is at least 6 months after the Maturity Date and (z) are in a gross principal amount of at least $250,000,000.
“Total Equity Value” means, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, the sum of (a) the undepreciated book value, after any impairments, of all Real Estate Assets of the Borrower and its Subsidiaries (or the Borrower’s or its Subsidiary’s pro-rata share thereof, for any Real Estate Assets that are not wholly-owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower) minus (b) Total Indebtedness then outstanding.”
(d)Section 2.11(b)(i) of the Credit Agreement is restated in its entirety to read as follows:
“(i) Equity Issuances. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in Section 2.11(c) in an amount equal to the Applicable Percentage of the aggregate Net Cash Proceeds from any Equity Issuance occurring during the Covenant Waiver Period other than, so long as no Default or Event of Default has occurred and is continuing, the Net Cash Proceeds from Equity Issuances occurring after the Fourth Amendment Effective Date that are applied to the acquisition of one or more completed hotel properties; provided that any such Real Estate Asset shall thereafter be an Unencumbered Property at all times until the Covenant Compliance Date. Such prepayment shall be made within five (5) Business Days after the Net Cash Proceeds Receipt Date of any such Equity Issuance.”
(e)Section 2.11(c) of the Credit Agreement is restated in its entirety to read as follows:
“(c) Notice; Manner of Payment. Upon the occurrence of any Mandatory Prepayment Event, the Borrower shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Unless otherwise agreed by the Borrower and the Required Lenders after the Amendment Effective Date, “Applicable Percentage” shall mean:
(i) if the aggregate Revolving Credit Exposure (as defined in the JPM Credit Agreement or any substantially similar term defined in any Permitted Refinancing Indebtedness in respect thereof) immediately prior to the applicable Net Cash Proceeds Receipt Date shall be greater than $350,000,000, one hundred percent (100%); or
(ii) if the aggregate Revolving Credit Exposure (as defined in the JPM Credit Agreement or any substantially similar term defined in any Permitted Refinancing Indebtedness in respect thereof) immediately prior to the applicable Net Cash Proceeds Receipt Date shall be equal to or less than $350,000,000, seventy-five percent (75%), except that if the aggregate Revolving Credit Exposure (as defined in the JPM Credit Agreement or any substantially similar term defined in any Permitted Refinancing Indebtedness in respect thereof) immediately prior to the applicable Net Cash Proceeds Receipt Date shall be equal to or less than $350,000,000 at any time during the period from and after the issuance of Qualifying Senior Secured Notes until the loans under the Wells Fargo Credit Agreement and the Existing KeyBank Credit Agreement are repaid in full (the “Exception Period”), the Applicable Percentage shall be forty-five percent (45%);
provided that, notwithstanding the foregoing, if (i) the aggregate Net Cash Proceeds received from the incurrence of all Indebtedness secured by a Lien on any Unencumbered Property exceeds $250,000,000, then the Applicable Percentage shall be 100% for all such Net Cash Proceeds in excess of $250,000,000 (the “Excess Lien Proceeds”) or (ii) the aggregate Net Cash Proceeds received from all Asset Dispositions exceeds $500,000,000, then the Applicable Percentage shall be 100% for all such Net Cash Proceeds in excess of $500,000,000 (the “Excess Sale Proceeds”).
        Unless otherwise agreed by the Borrower and the Required Lenders after the Amendment Effective Date, such Net Cash Proceeds shall be applied to the prepayment of the loans under the Credit Facilities on a pro rata basis pursuant to the Intercreditor

Agreement, except that (x) during the Exception Period, fifteen percent (15%) of such Net Cash Proceeds shall be applied to the prepayment of the revolving credit loans under the JPM Credit Agreement (without any corresponding reduction of the commitments thereunder) and thirty percent (30%) of such Net Cash Proceeds shall be applied pro rata to the prepayment of the loans under the Wells Fargo Credit Agreement and the Existing KeyBank Credit Agreement, and (y) the Excess Lien Proceeds and the Excess Sale Proceeds shall be applied first only to the prepayment of the Loans and the term loans under the other Credit Facilities (and not to the revolving credit loans under the JPM Credit Agreement) on a pro rata basis until such term loans are paid in full and thereafter to the prepayment of the revolving credit loans under the JPM Credit Agreement (without any corresponding reduction of the commitments thereunder). In addition, notwithstanding anything to the contrary herein, the Borrower may apply a portion of the Net Cash Proceeds otherwise required to make prepayments pursuant to Section 2.11(b)(iii) to repay a ratable portion of Permitted Capital Markets Indebtedness that is secured by liens on a pari passu basis with the Obligations in respect of which a prepayment (or offer of prepayment) is required to be made with such Net Cash Proceeds pursuant to the terms of such Permitted Capital Markets Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Loans, the outstanding loans under the other Credit Facilities and the outstanding Permitted Capital Markets Indebtedness at such time).
        Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.16.”
(f)Section 6.13(a) of the Credit Agreement is restated in its entirety to read as follows:
“(a) acquire any Real Estate Assets, other than (i) as permitted by Section 6.13(c) or (ii) the acquisition of one or more completed hotel properties for which the purchase price is paid (x) only in Equity Interests in the Company or the Borrower or (y) using the Net Cash Proceeds from Equity Issuances occurring after the Fourth Amendment Effective Date to the extent permitted by Section 2.11(b)(i); provided that, solely with respect to this clause (ii), any such Real Estate Asset so acquired shall thereafter be an Unencumbered Property at all times until the Covenant Compliance Date;”.
(g)Section 6.13(b) of the Credit Agreement is amended by restating clause (iv) thereof to read as follows:
“(iv) acquisitions permitted by Section 6.13(a) and capital expenditures permitted by Section 6.13(c),”.
SECTION 2.Intercreditor Agreement. The Administrative Agent and the Collateral Agent are hereby authorized by the Lenders to enter into an amendment to the Intercreditor Agreement dated as of the date hereof in substantially the form of Exhibit A attached hereto.

SECTION 3.Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants that:
(a)the execution, delivery and performance by each Loan Party of this Amendment are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. This Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)the entry by each Loan Party into this Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company, the Borrower or any of its Subsidiaries or any order judgment or decree of any Governmental Authority, in each case to the extent such violation of applicable law or regulation or such violation of the charter, by-laws or other organizational documents of a Subsidiary could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrower or any of its Subsidiaries, in each case to the extent that such violation or default could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company, the Borrower or any of its Subsidiaries (other than Liens arising under the Loan Documents);
(c)there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Company, the Borrower or any of its Subsidiaries that involve this Amendment;
(d)the representations and warranties of the Borrower set forth in Article III of the Amended Credit Agreement are and shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the Amendment Effective Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of such earlier date); and

(e)no Default or Event of Default has occurred and is continuing, or would result from the entering into of this Amendment by any Loan Party.
SECTION 4.Reaffirmation of Guaranty. Each of the undersigned Guarantors has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
The Company hereby acknowledges and agrees that the “Guarantied Obligations” under, and as defined in, the Parent Guaranty dated as of September 13, 2017, by the Company in favor of the Administrative Agent (the “Parent Guaranty”) will include all Obligations under, and as defined in, the Amended Credit Agreement.
Each of the undersigned Subsidiary Guarantors hereby acknowledges and agrees that the “Guarantied Obligations” under, and as defined in, the Subsidiary Guaranty dated as of September 13, 2017, as supplemented by the Joinders thereto, by the Subsidiary Guarantors in favor of the Administrative Agent (the “Subsidiary Guaranty”, and together with the Parent Guaranty, the “Guaranties”) will include all Obligations under, and as defined in, the Amended Credit Agreement.
SECTION 5.Conditions of Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied (or waived by the Required Lenders):
(a)The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, counterparts of this Amendment executed by each of the Loan Parties, the Lenders collectively comprising at least the Required Lenders and the Administrative Agent.
(b)The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, counterparts of an amendment to the Intercreditor Agreement in substantially the form of Exhibit A attached hereto executed by each of the parties party thereto.
(c)The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, an amendment to each of the JPM Credit Agreement, the Existing KeyBank Credit Agreement, the Wells Fargo Credit Agreement and the PNC Bank Credit Agreement, it being understood that, in each case, any such amendment that is in substantially the same form as this Amendment or otherwise substantially consistent with the summary of amendment terms previously approved by the Administrative Agent shall be deemed satisfactory.
(d)The Administrative Agent shall have received a certificate of a Secretary or an Assistant Secretary of the Company certifying (i) as to the resolutions authorizing the transactions contemplated by this Amendment, (ii) that there have been no amendments to the formation documents of the Borrower since June 30, 2020, or, if there have been any amendments, attaching copies of such amendments, and (iii) that there have been no changes to the incumbency of officers authorized to execute this Amendment since June 30, 2020, or, if there have been any changes, certifying as to any such changes.
(e)The Borrower shall have consummated (or shall substantially simultaneously consummate) an issuance of Qualifying Senior Secured Notes.
(f)To the extent invoiced to the Borrower at least one (1) Business Day prior to the Amendment Effective Date, all of the reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of one firm of counsel for the Administrative Agent) due and payable on the Amendment Effective Date shall have been paid in full.
SECTION 6.Reference to and Effect on the Credit Agreement, the Notes and the other Loan Documents. (a) This Amendment is a Loan Document. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(c)  This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified by this Amendment. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents, as modified by this Amendment.
SECTION 7.Ratification. Except as modified by this Amendment and the transactions contemplated hereby, the Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.

SECTION 8.Costs and Expenses. The Borrower agrees to pay, promptly after receipt of a demand therefore, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of one firm of counsel for the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.
SECTION 9.Execution in Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 10.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
XHR LP

By: XHR GP, Inc.,
its general partner

By: /s/ Taylor C. Kessel
Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

PARENT GUARANTOR:

XENIA HOTELS & RESORTS, INC.,
as a Guarantor

By: /s/ Taylor C. Kessel
Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

SUBSIDIARY GUARANTORS:

IA LODGING KEY WEST, L.L.C.
IA LODGING SALT LAKE CITY, L.L.C.
IA LODGING ALEXANDRIA KING, L.L.C.
IA LODGING NAPA SOLANO, L.L.C.
IA LODGING SAN DIEGO, L.L.C.
IA LODGING SAVANNAH BARNARD, L.L.C.
IA LODGING CHICAGO WABASH, L.L.C.
XHR BOSTON COMMONWEALTH LLC
XHR PORTLAND LLC
XHR SANTA BARBARA LLC
XHR ORLANDO CYPRESS LLC
XHR PHOENIX PALMS LLC
XHR SCOTTSDALE RANCH LLC
XHR CARLSBAD LLC
XHR PITTSBURGH MARKET LLC
IA LODGING CELEBRATION, L.L.C.
IA LODGING SAVANNAH, L.L.C.
XHR CHARLESTON MEETING LLC
XHR MOUNTAIN BROOK LLC
IA LODGING SANTA CLARA, L.L.C.
IA LODGING NEW ORLEANS, L.L.C.
IA LODGING CHARLESTON LEE, L.L.C.
XHR DENVER CURTIS LLC
XHR ATLANTA PEACHTREE LLC
IA LODGING DENVER CHAMPA, L.L.C.
XHR PORTLAND OCC LLC, each as a Guarantor

By: XHR LP, the sole member of each of the foregoing limited liability companies

By: XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
        Name: Taylor C. Kessel
        Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

IA LODGING DALLAS AKARD GP, L.L.C.
IA LODGING DALLAS AKARD LP, L.L.C.
IA LODGING AUSTIN ARBORETUM GP, L.L.C.
IA LODGING AUSTIN ARBORETUM LP, L.L.C.
IA LODGING WOODLANDS GP, L.L.C.
IA LODGING WOODLANDS LP, L.L.C.
IA LODGING HOUSTON GALLERIA GP, L.L.C.
IA LODGING HOUSTON GALLERIA LP, L.L.C.
IA LODGING HOUSTON OAKS GP, L.L.C.
IA LODGING HOUSTON OAKS LP, L.L.C., each as a Guarantor

By: XHR LP, the sole member of each of the foregoing limited liability companies

By: XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
        Name: Taylor C. Kessel
        Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

IA LODGING AUSTIN ARBORETUM LP, as a Guarantor

By: IA Lodging Austin Arboretum GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
        Name: Taylor C. Kessel
        Title: Senior Vice President, General Counsel and Secretary

IA LODGING WOODLANDS LP, as a Guarantor

By: IA Lodging Woodlands GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
        Name: Taylor C. Kessel
        Title: Senior Vice President, General Counsel and Secretary

IA LODGING DALLAS AKARD LP, as a Guarantor

By: IA Lodging Dallas Akard GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
        Name: Taylor C. Kessel
        Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

IA LODGING HOUSTON GALLERIA LP, as a Guarantor

By: IA Lodging Houston Galleria GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
        Name: Taylor C. Kessel
        Title: Senior Vice President, General Counsel and Secretary

IA LODGING HOUSTON OAKS LP, as a Guarantor

By: IA Lodging Houston Oaks GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
        Name: Taylor C. Kessel
        Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

ADMINISTRATIVE AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By: /s/ Thomas Z. Schmitt
Name: Thomas Z. Schmitt
Title: Assistant Vice President

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Andrew T. White
        Name: Andrew T. White
        Title: Senior Vice President

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

BMO HARRIS BANK, N.A. as a Lender

By: /s/ Gwendolyn Gatz
        Name: Gwendolyn Gatz
        Title: Director

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Leah Stayton
        Name: Leah Stayton
        Title: Officer

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Jamie Minieri
        Name: Jamie Minieri
        Title: Authorized Signatory

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

RAYMOND JAMES BANK, N.A., as a Lender

By: /s/ Matt Stein
        Name: Matt Stein
        Title: Senior Vice President

[Signature Page – Amendment No. 4 to XHR Term Loan Agreement (Key 2017)]

Exhibit A

Form of Amendment to Intercreditor Agreement